Exhibit (10)-u





                                     THE
                            BAUSCH & LOMB INCORPORATED
                            1990 STOCK INCENTIVE PLAN
                                     AND
                              RELATED INFORMATION



         This document constitutes part of a prospectus covering
                     securities that have been registered
                       under the Securities Act of 1933











                                    Plan Approved April 24, 1990
            Amended by the Committee on Management July 22, 1991 Amended by the Committee on Management December 9, 1996
                   Amended by the shareholders on April 28, 1998
            Amended by the Committee on Management July 26, 1999


                                 INTRODUCTION




     The 1990 Stock Incentive Plan (the "Plan") was adopted by the Company's Board of Directors on February 27, 1990, and subsequently was approved by the Company's shareholders at the 1990 Annual Meeting, which was held on April 24, 1990. Under the Plan, shares of the Company's Class B stock, as well as options to purchase such stock, may be awarded to directors, officers and other key employees. The Plan is intended to advance the interests of the Company and its shareholders by providing to those individuals upon whose judgment, initiative and efforts the conduct of the Company's business largely depends an incentive to continue their service with the Company and/or its subsidiaries.

In recognition of your contributions to the Company, you have been selected to receive an award under the Plan. To enable you to better understand how the Plan works, we have attached a copy of the Plan, as well as certain supplemental information concerning the Plan and the awards made thereunder. Please read all parts of this document carefully.

As explained in Section 3 of the Plan, the Plan is administered by the Compensation Committee of the Board of Directors, which is now called the Committee on Management ("Committee"). The Committee consists of at least three directors, and is elected annually by the entire Board of Directors. In addition to its specific authority with respect to implementation of the Plan, the Committee has the general responsibility for recommending to the Board remuneration for the Chairman of the Board, the President and directors, and determining the remuneration of other corporate officers. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Internal Revenue Code.

To obtain more information about the Plan and its administrators, contact Robert B. Stiles, Senior Vice President and General
Counsel, Bausch & Lomb Incorporated, One Bausch & Lomb Place,
Rochester, New York 14601-0054 (telephone (716) 338-6000).






                            BAUSCH & LOMB INCORPORATED

                            1990 STOCK INCENTIVE PLAN


     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the interests of Bausch & Lomb Incorporated, a New York corporation (referred to herein as the "Company"), and its shareholders by providing an incentive for its directors, officers and other key employees who are primarily responsible for the management of the business to continue service with the Company and its subsidiaries. By encouraging such directors, officers and other key employees to become owners of Common Stock of the Company, the Company seeks to attract and retain people of experience, ability and training and to furnish additional incentive to directors, officers and other key employees upon whose judgment, initiative and efforts the successful conduct of its business largely depends. It is intended that this purpose will be effected through the granting of stock options and stock awards (sometimes collectively referred to as "grants")) as provided herein. It is intended that awards granted under the Plan will comply with the requirements of Code Section 162(m) as it relates to allowing for deduction by the Company of compensation paid to executives, unless otherwise designated by the Committee in accordance with
Section 11 herein.

     2. Effective Date. The effective date of the Plan shall be the date the Plan is approved by the shareholders of the Company.

     3. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (referred to herein as the "Committee"), which shall consist of at least three directors, none of whom, while serving on such Committee, shall be, or within one year prior thereto have been, eligible to receive any grants hereunder, except as specifically authorized under Section 16 of the Plan. The Committee shall have authority to adopt rules and regulations for carrying out the Plan, select the employees to whom grants will be made, determine the number of shares to be optioned or awarded to each such employee and interpret, construe and implement the provisions of the Plan. Decisions of the Committee shall be binding on the Company and on all persons eligible to participate in the Plan.

     4.  Stock Subject to the Plan.

         (a) Subject to adjustment as provided in Sections 9 and 10, the total number of shares of the $.08 par value Class B Stock of the Company available for grant under the Plan in each calendar year (including partial calendar years) during which the Plan is in effect shall be equal to three percent (3%) of the total number of shares of Common Stock of the Company outstanding as of the first day of each such year for which the Plan is in effect; provided that any shares available for grant in a particular calendar year (or partial calendar year) which are not, in fact, granted in such year shall not be added to the shares available for grant in any subsequent calendar year. In addition to the limitation set forth above with respect to the number of shares available for grant in any single calendar year, no more than three million (3,000,000) shares of Class B Stock shall be cumulatively available for the grant of incentive options over the life of the Plan. Shares subject to an option or award under the Plan may be authorized and unissued shares or may be "treasury shares" as defined in Section 102(a)(14) of the New York Business Corporation Law. Approval by a majority vote of the shareholders of the Company shall constitute authorization to use such Class B shares for the purposes of the Plan. Any shares subject to an option or award which for any reason expires or is terminated unexercised as to such shares may again be subject to an option or award under the Plan.

         (b) Subject to adjustment as provided in Sections 9 and 10, unless and until the Committee determines that an award under the Plan to an officer who, as of the date of vesting and/or payout of the award, as applicable, is, or reasonably may be expected to be, one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute (a "Covered Employee") shall not be designed to comply with the performance-based exception from the tax deductibility limitations of Code Section 162(m) (the "Performance Based Exception"), the following rules shall apply to grants of such awards under the Plan:

                    (1)  Stock Options: The maximum aggregate
          number of shares of Class B stock that may be granted in the form of options, pursuant to any award granted in any one fiscal year to any one single participant shall be five hundred thousand (500,000).

                    (2)  Alternate Rights: The maximum aggregate
          number of shares of Class B stock that may be granted in the form of stock appreciation rights or accelerated rights pursuant to any award granted in any one fiscal year to any one single participant shall be five hundred thousand (500,000).

                    (3)  Stock Grants: The maximum aggregate
          grant with respect to awards of Stock Grants granted in any one fiscal year to any one participant shall be two hundred fifty thousand (250,000) shares.

     5. Eligible Persons. Options and awards may be granted only to directors, officers and other key employees of the Company or any subsidiary corporation of the Company. Except as expressly authorized by Section 16 of the Plan, however, no grant shall be made to a director who is not an officer or salaried employee. Further, no grant shall be made to an individual who as a result of such grant would own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary. Stock which such individual may purchase under outstanding options, whether incentive or nonqualified, shall be treated as stock owned by such individual for purposes of this Section.

     6. Stock Options. It is intended that options granted hereunder to officers and other employees of the Company shall be, at the discretion of the Committee, either "incentive options," under the provisions of Section 422A of the Internal Revenue Code of 1986 and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such options are granted hereunder, or nonqualified options.

     Incentive options shall be granted within ten (10) years from the effective date of the Plan and shall be evidenced by stock option agreements in such form as the Committee shall approve from time to time, which agreements shall conform with the Plan and shall contain in substance the following terms and conditions:

          (a) Number of Shares. The option agreement shall specify the number of shares to which it pertains.

          (b) Purchase Price. The purchase price per share of stock under each option shall be 100% of the fair market value of such stock on the day the option is granted, which shall be deemed to be the mean between the highest and lowest quoted selling prices of the Company's Common Stock on the New York Stock Exchange (or other composite quoted market) on that day (or, if there were no such sales on such day, on the next preceding day on which there were such sales). The purchase price of an option shall not be reduced during its term (except as provided in Section 9 or 10 hereof).

          (c) Exercise. No option shall be exercisable after the expiration of ten (10) years from the date such option is granted.

          Except as provided in Section 16 of the Plan, each such option may be exercised at such time and in such manner as specified by the Committee, which may, among other things, provide that options may become subject to exercise in installments. Except as provided in Section 15 hereof, no option may be exercised at any time unless the holder thereof is then an employee or director, as applicable, of the Company or one of its subsidiaries. An individual electing to exercise an option under the Plan shall give written notice of such election to the Company.

          (d) Payment; Loans. The purchase price of any stock purchased pursuant to the exercise of an option granted hereunder shall be payable in full on the exercise date in cash or by check or by surrender of shares of Class B Stock or Common Stock of the Company registered in the name of the optionee duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so surrendered shall be deemed to have a value per share equal to the fair market value of a share of Common Stock on such date. Notwithstanding any other provision of this Plan, the exercise price of an option (or any portion thereof) shall not be payable by surrender of Class B Stock or Common Stock of the Company registered in the name of the optionee unless the shares to be so surrendered have been held for such period of time and in such manner as may be required by generally accepted accounting principles in order to prevent the exercise of such option to be deemed additional cash compensation to the optionee chargeable against the earnings of the Company.

               Subject to the approval of the Committee, or of such person to whom the Committee may delegate such authority (its "designee"), the Company may loan to the optionee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased, such loan to be evidenced by the execution and delivery of a promissory note; provided, however, that a designee shall have no authority to approve loans to himself. Approval of the Plan by a majority vote of the shareholders of the Company shall constitute authorization under Section 714 of the New York Business Corporation Law for any loan made hereunder (including loans made pursuant to Section 16(d) of the Plan) to any director of the Company.

          Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Committee. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate purchase price on the date of purchase equal to or greater than the amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company; provided, however, that shares subject to a pledge may be used to pay all or part of the purchase price of any other option granted hereunder or under any other stock incentive plan of the Company under the terms of which the purchase price of an option may be paid by the surrender of shares, subject to the terms and conditions of this Plan relating to the surrender of shares in payment of the exercise price of an option. In such event, that number of the newly purchased shares equal to the shares previously pledged shall be immediately pledged as substitute security for the pre-existing debt of the optionee to the Company, and thereupon shall be subject to the provisions hereof relating to pledged shares. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

          If employment of the optionee terminates for any reason other than death, disability or retirement, any unpaid balance remaining on any such promissory note shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance shall without notice, demand or presentation become due and payable in any event five years following the date of such termination. Notwithstanding any other provision of this section, in the event that an optionee's employment is terminated within two years after a Change in Control (as defined in Section 7(b)(3)), any unpaid balance remaining on any such promissory note shall be due and payable five years from the date of the Change in Control.

          In the case of termination of employment due to disability or retirement, any unpaid balance on such promissory note shall become due and payable five years from the date of such termination. Notwithstanding the above, in the case of death, at any time, of an employee who has delivered a promissory note to the Company hereunder, any unpaid balance remaining on such note on the date of his death shall without notice, demand or presentation become due and payable one year from such date. "Retirement" as used herein shall mean early or normal retirement as defined in the Company's retirement program.


          (e) Rights as a Shareholder. The individual shall have no rights as a shareholder with respect to any shares covered by his grant until the date of issuance to him of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock is issued.

          (f) Maximum Value of Shares. The aggregate fair market value of stock (determined at the time the option is granted) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year, under this or any other incentive stock option plan of the Company or its subsidiaries, shall not exceed $100,000.

          (g) Non-Transferability of Rights. No grant shall be transferable by the individual except by will or the laws of descent or distribution. During the life of an individual, the grant shall be exercisable only by him or his guardian or legal representative.

     Nonqualified options shall be evidenced by stock option agreements in such form as the Committee shall approve from time to time, which agreements shall indicate that the options are not incentive options, shall conform with the Plan and shall contain in substance the terms and conditions specified in parts (a),
(c), (d), (e), and (g) of this Section 6, plus such other terms and conditions as the Committee shall designate. Except as provided in Section 16 of the Plan, the purchase price per share of stock under a nonqualified option shall be determined by the Committee, in its discretion; provided, however, that the purchase price shall in no case be less than the par value of the shares subject to the option. Notwithstanding the provisions of
Section 6(g) the individual may also transfer grants of non-qualified stock options to members of the individual's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the individual's immediate family and/or charitable institutions pursuant to such conditions and procedures as the Committee may establish. Any transfer permitted hereunder shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made on a gratuitous or donative basis and without consideration (other than nominal consideration).

     Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce officers and other key employees to retain ownership of shares in the Company, the Committee shall have the authority (but not an obligation) to include within any option agreement a provision entitling the optionee to a further option (a "Re-load Option) in the event the optionee exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of the Company in accordance with this Plan and the terms and conditions of the option agreement. Any such Re-load Option shall be for a number of shares equal to the number of surrendered shares, shall become exercisable in the event the purchased shares are held for a minimum period of time not less than three years, and shall be subject to such other terms and conditions as the Committee may determine.

     7. Alternate Rights. The Committee may, in its discretion, award alternate rights to any officer or director who is also an employee of the Company who is subject to Section 16(b) of the Securities Exchange Act of 1934, in conjunction with incentive stock options or nonqualified stock options then being granted to him or her, or to be attached to one or more such options theretofore granted and at the time held unexercised by such officer or director, which shall entitle such individual to receive payment from the Company in accordance with the terms of the alternate right so awarded. The alternate rights set forth in Subsections (a) and (b) herein shall be subject to such terms and conditions as the Committee shall determine from time to time.

     (a)  Stock Appreciation Rights

               (1)  An alternate right granted under this
          Subsection (a) (an "SAR") may be made part of an option at the time of its grant or at any time thereafter up to six months prior to the expiration of the option.

               (2) An SAR will entitle the holder to elect to receive, in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

                     (A) the fair market value per share of the
               Company's Common Stock on the date of exercise of such SAR, multiplied by the number of shares with respect to which the SAR is being exercised, over

                     (B) the aggregate option price for such
               number of shares.

               (3) An SAR will be exercisable only to the extent that it has a positive value and the option to which it relates is exercisable.

               (4) Notwithstanding the foregoing, no SAR shall be exercisable (i) during the first six months after the date of its grant, or (ii) if any related stock option was exercised during the first six months after the date of its grant; provided, however, that the limitations contained in this paragraph (4) shall not apply in the event death or disability of the grantee occurs prior to the expiration of the six-month period.

               (5)  Upon exercise of an SAR, the option (or
          portion thereof) with respect to which such SAR is exercised shall be surrendered and shall not thereafter be exercisable.

               (6) Exercise of an SAR will reduce the number of shares purchasable pursuant to the related option and available under the Plan to the extent of the number of shares with respect to which the SAR is exercised.

     (b)  Accelerated Rights.

               (1)  An alternate right granted under this
          Subsection (b) (an "Accelerated Right") may be made part of an option at the time of its grant or at any time up to six months prior to its expiration, and shall provide the optionee with the rights specified in Subsection (b) (2) below.

               (2) Upon the occurrence of a Change in Control (as defined in Subsection (b) (3) below), all options to which an Accelerated Right is attached (i) shall become immediately and fully exercisable and (ii) unless the Committee shall determine otherwise at the time of grant, will entitle the holder, in lieu of exercising the option, to elect to surrender all or part of the option to the Company, provided that written notice of the election (the "Election") is given to the Company within the sixty (60) day period from and after the Change in Control (the "Election Period"). Upon making such an Election, the holder shall be entitled to receive in cash, within thirty
          (30) days of such Election, an amount equal to the amount by which the Change in Control Price (as defined in Subsection (b) (4) below) per share of the Company's Common Stock on the date of such Election shall exceed the exercise price per share of stock under the option, multiplied by the number of shares of stock granted under the option as to which the Accelerated Right shall have been exercised (such excess referred to herein as the "Aggregate Spread"); provided, however, that if the option to which the Accelerated Right is attached is held by an individual subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Election provided for herein shall not be made prior to six months from the date of grant of the Accelerated Right. Notwithstanding any other provision of the Plan, if the end of the Election Period is within six months of the date of grant of an Accelerated Right held by an individual subject to
          Section 16 of the Exchange Act, the option to which the Accelerated Right is attached shall be canceled in exchange for a cash payment equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Accelerated Right.

               (3)  "Change in Control" shall mean (i) the
          acquisition by any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (a "person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Company's outstanding shares of stock having general voting rights, or (ii) individuals who currently constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board.

               (4) In the event of a Change in Control under Subsection (b) (3) (ii) above, "Change in Control Price" shall mean the highest reported sales price of a share of Common Stock on the Composite Tape for New York Stock Exchange Listed Stocks (the "Market High") during the sixty (60) day period prior to and ending on the date of the Change in Control. If the Change of Control is the result of a transaction or series of transactions described in Subsection (b) (3) (i) above, the "Change in Control Price" shall mean the higher of
          (i) the highest price per share of the Common Stock paid in such transaction or series of transactions by the person having made the acquisition, and (ii) the Market High as determined above. Notwithstanding the foregoing, with respect to any incentive option, the Change in Control Price shall not exceed the market price of a share of Common Stock (to the extent required by Section 422A of the Internal Revenue Code of 1986, as amended) on the date of surrender thereof.

     8. Stock Grants. The Committee may make a grant, evidenced by such written agreement as the Committee shall, from time to time, prescribe, to any officer or other key employee consisting of a specified number of shares of the Company's Class B stock, as defined in Section 4 ("Stock Grants"). A Stock Grant shall be neither an option nor a sale. The Committee, in its discretion, shall decide whether any Stock Grant shall be subject to certain conditions and restrictions, such conditions and restrictions designated by the Committee. In such a case, appropriate written notice of the conditions and restrictions shall be set forth in the document effecting the grant ("Restricted Stock"). Restricted Stock shall be subject to, but not limited to, the following conditions and restrictions:

          (a) Restricted Stock may not be sold or otherwise transferred by the employee until ownership vests at such time and in such manner as specified by the Committee.

          (b) Restricted Stock may be offered for sale to the Company after all conditions are fulfilled and all restrictions lapse, and the Company shall be obligated to purchase all shares so offered at the then fair market value of the Company's Common Stock or, at the Company's sole discretion, to issue in exchange for any or all such Restricted Stock the equivalent number of shares of the Company's Common Stock.

          (c) The Company may at any time exchange any shares of Class B Stock held as Restricted Stock for an equivalent number of shares of its Common Stock encumbered by the same restrictions as those shares exchanged, in which case an appropriate restrictive legend shall be affixed to the Common Stock certificate(s).

          (d) If the holder of Restricted Stock shall die while still in the employ of the Company or a subsidiary prior to the lapse of restrictions, the Company shall be obligated to purchase all such shares at the then fair market value of its Common Stock if and as offered by the employee's executor.

          (e) Except as provided in Section 8(d) or as otherwise determined by the Committee, all rights and title to Restricted Stock granted to a participant under the Plan shall terminate and be forfeited upon termination of the participant's employment with the Company or other failure to fulfill all conditions and restrictions applicable to such Restricted Stock.

          (f) Except for the restrictions set forth herein and those specified by the Committee, a holder of Restricted
     Stock shall possess all the rights of a holder of the Company's Class B Stock.

          All other provisions of the Plan not inconsistent with this Section shall apply to Stock Grants or the holder thereof, as appropriate, unless otherwise determined by the Committee. In addition, a grantee may elect to have a portion of the stock otherwise issuable to him or her pursuant to a Stock Grant withheld in order to satisfy applicable Federal, state and local withholding tax requirements, provided that such election complies with the following:

               (1)  The election shall be submitted to the
          Company in writing and shall be irrevocable;

               (2)  The value of the shares subject to the
          withholding election shall not exceed the maximum marginal tax rate to which the grantee is subject in connection with the Stock Grant; and

               (3) If made by an individual subject to Section 16 of the Exchange Act, the election shall be made during the 10-day period beginning on the third business day following the date of release of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date or, as an alternative in the case of a Restricted Stock Grant, at least six months prior to the lapse of the restrictions.

          For purposes of the foregoing, the shares withheld shall be deemed to have a value per share equal to the fair market value of the shares on the date the tax liability arises, and any balance due on the liability shall be payable in cash or by delivery of a check.

   9. Recapitalization. In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common stock of the Company, resulting in an increase or decrease in the number of Common shares outstanding, and there is not a corresponding recapitalization in the Class B shares, the number of Class B shares then available for grants or options under the Plan or covered by then outstanding grants or options or authorized pursuant to Section 16 of the Plan shall not change. In such a case, the award limits set forth in Section 4(b) hereof shall also not change. However, a proportionate adjustment shall be made in the number of shares of Common stock the aggregate value of which will determine the purchase price of a Class B share or which are exchangeable by the Company for a Class B share. In the event there is a recapitalization resulting in an increase or decrease in the number of Common shares outstanding and there is a corresponding increase or decrease in the number of Class B shares outstanding, the number of Class B shares available or authorized under the Plan, the number of shares covered by outstanding grants or options and the price per share thereof in each such grant or option, and the award limits set forth in
Section 4(b) of the Plan shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

     10. Reorganization. If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Class B Stock is or would be exchanged for other securities of the Company or of another company which is a party to such transaction, or for property, any option or other award under the Plan theretofore granted shall apply to the securities or property into which the Class B Stock covered thereby would have been changed or for which such Class B Stock would have been exchanged had such Class B Stock been outstanding at the time. In any of such events, the total number and class of shares then remaining available for issuance under the Plan (including shares reserved for outstanding options and awards and shares available for future grant of options or other award under the Plan or authorized under Section 16 hereof) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the shares covered by the Plan immediately prior to such event. The award limits designated in Section 4(b) shall also be adjusted in such a case so that the Plan shall thereafter cover the number and class of shares equivalent to the shares covered by the Plan immediately prior to such event.

     11. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any award or awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any award or awards available under the Plan, the Committee may, subject to the terms of the Plan, make any adjustments it deems appropriate.

     12. Performance-Based Awards. The performance measure(s) to be used for purposes of grants to Covered Employees which are designed to qualify for the Performance-Based Exception, the attainment of which may determine the degree of payout and/or vesting with respect to such awards, shall be chosen from among:

               (a)  Earnings per share;
               (b)  Net income (before or after taxes);
               (c)  Return on assets, return on equity, and
                    return on sales;
               (d)  Cash flow return on investments which equals net
                    cash flow divided by shareholders' equity;
               (e)  Share price, growth in share price, and total
                    shareholder return; and
               (f)  Changes in Economic Value Added.

          The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

     13. Transfer of Certain Shares. In addition to any other restrictions hereunder, Class B shares issued pursuant to this Plan may not be conveyed, transferred, or encumbered, except as follows:

          (a)  Such shares may be pledged to the Company under
     Section 6(d) of the Plan.

          (b) Subject to any security interest of the Company in such shares as established under Section 6(d) of the Plan, such shares may be transferred by will or by the laws of descent or distribution, or may be transferred by gift to members of an employee's family or their descendants or to trusts solely for their benefit.

          (c) Such shares may be offered for sale to the Company at any time by a grantee, his legal representative or transferee or such other person who acquires such shares by bequest or inheritance. The Company shall be obligated to purchase all shares so offered at the current fair market value of the Company's Common Stock on the date of such offer, provided, however, that the Company may, in its discretion, issue in exchange for any or all Class B shares so offered an equivalent number of shares of the Company's Common Stock and provided further that the portion of any loan secured by such shares under Section 6(d) has been fully paid on the date of such offer or is paid forthwith.

     Upon demand by the Company at any time, the Company may exchange any shares of Class B Stock outstanding which are in the possession of the Company as collateral security for a note executed under Section 6(d) of the Plan for an equivalent number of shares of its Common Stock, which Common Stock shall be held by the Company as collateral security on the same basis as the Class B Stock was held.

     14. General Restriction. Each grant shall be subject to the requirement that if at any time the Board of Directors shall determine, in its reasonable discretion, that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or advisable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board of Directors.

     15.  Termination of Employment or Director Status.

          (a) Incentive Stock Options. Incentive stock options, to the extent exercisable as of the termination date, may be exercised within three months of the date of termination unless such termination results from disability (as defined in Section 105(d) (4) of the Internal Revenue Code, as amended) or death, in which case such options shall be exercisable by the optionee or his legal representative, heir or devisee, as appropriate, within one year from the date of disability or death.

          (b) Nonqualified Stock Options. Nonqualified stock options, to the extent exercisable as of the date of termination, may be exercised within three months of the date of termination unless such termination results from death, disability (as defined in Section 105(d)(4) of the Internal Revenue Code, as amended) or retirement (as defined in the Company's retirement plan or age 65), in which case such options may be exercised by the optionee, his legal representative, heir or devisee, as appropriate, within five years from the earliest of the dates of death, disability or retirement.

          (c) Exercise Period Not Extended. Nothing contained in this Section 15 shall under any circumstances be interpreted as or have the effect of extending the period during which an option may be exercised beyond the terms or the expiration date provided in such option agreement or established by law or regulation. Death of an optionee subsequent to termination shall not extend such periods. Whether leave of absence shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee.

          (d)  Work in Competing Capacity.

               (1) Notwithstanding anything to the contrary contained in the Plan, the Committee, in its discretion, may include as a term of any employee's option agreement a proviso that, if the employee voluntarily terminates his or her employment with the Company or is terminated for misconduct or failure or refusal to perform his or her duties of employment (as determined by the Committee), and within a period of one year after such termination shall, directly or indirectly, engage in a competing activity (as defined below), the employee shall be required to remit to the Company, with respect to the exercise of any option by the employee on or after the date six months prior to such termination1 an amount in cash or a certified or bank check equal to 100% of the excess of:

                     (A) the fair market value per share of the
               Company's Common Stock on the date of exercise of such option, multiplied by the number of shares with respect to which the option is exercised, over

                     (B) the aggregate option price for such
               number of shares.

               (2) Notwithstanding anything to the contrary contained in the Plan, the Committee may, in its discretion, as a condition of any Stock Grant to an employee, provide that, if the employee voluntarily terminates his or her employment with the Company or is terminated for misconduct or failure or refusal to perform his or her duties of employment (as determined by the Committee), and within a period of one year after such termination shall, directly or indirectly, engage in a competing activity (as defined below), the employee shall be required to remit to the Company, with respect to any unrestricted Stock Grant which was made or any Restricted Stock Grant which became fully vested on or after the date six months prior to such termination, the fair market value of the shares subject to such grant on the date of the grant (as to unrestricted stock) or the date of vesting (as to Restricted Stock). Such remittance shall be payable in cash or by certified or bank check or by delivery of shares of Class B Stock or Common Stock of the Company registered in the name of the grantee duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date.

               (3)  For purposes of this Section 15(d), an
          employee is deemed to be "engaged in a competing activity" if he or she owns, manages, operates, controls, is employed by, or otherwise engages in or assists another to engage in any activity or business which competes with any business or activity of the Company in which the employee was engaged or involved, or which, as of the time of the employee's termination, was in a state of research or development by any such business of the Company.

               (4) No provision or condition implemented by the Committee under subparagraphs (1) and (2) above shall be interpreted as or deemed to constitute a waiver of, or diminish or be in lieu of, any other rights the Company may possess as a result of the employee's direct or indirect involvement with a business competing with the business of the Company.

               (5) Notwithstanding the foregoing, a provision or condition implemented by the Committee under subparagraph (1) or (2) above shall become null and void, and therefore automatically shall be deemed waived by the Company, upon a Change in Control (as defined in Section 7(b)(3) of this Plan), and the Committee shall incorporate such a waiver into any provision or condition implemented under subparagraph
          (1) or (2) above.

     16.  Director Stock Options.

          (a) Each director of the Company who is not an employee of the Company or any subsidiary shall, on the fourth Tuesday of July following the director's election at the annual meeting of shareholders (commencing with July
     1990)and on the fourth Tuesday of each July thereafter during such director's term, automatically be granted nonqualified options to purchase Class B Stock at a purchase price per share determined in accordance with Subsection 6(b) of the Plan. The number of shares subject to each such option shall be equal to (i) two times the average of all compensation paid to non-employee directors, divided by (ii) the fair market value per share of the Company's Common Stock on the date of grant. The average of non-employee director compensation shall be determined by dividing the number of non-employee directors who were eligible for director stock options throughout the entire twelve (12) month period ending on the date of the Annual Meeting of the Shareholders of the Company preceding the grant (the "Calculation Year") into the aggregate compensation paid or payable (including compensation which is deferred) to all such directors with respect to services rendered to the Company as directors during the Calculation Year. A director's stock option granted hereunder shall be fully vested on the date of grant.

          (b) Transition grants of nonqualified options shall automatically be made to non-employee directors who are not up for election at the 1990 annual meeting of shareholders. The transition grants shall be made at the times and shall be based upon the formula set forth in Section 16(a) for the number of years remaining in such director's term following the 1990 shareholder meeting. A transition grant made hereunder shall be fully vested upon the date of grant.

          (c)  The grants to directors provided for in this
     Section 16 shall in all respects supersede, and be in lieu of, any automatic grants to directors which would otherwise be made pursuant to the Company's 1987 Stock Incentive Plan, it being intended that the only options to be granted to directors shall be made pursuant to this Plan. Approval of this Plan by a majority vote of the shareholders of the Company shall constitute approval by the shareholders of the cessation of future grants to directors under the 1987 Stock Incentive Plan.

          (d) Automatic director stock option grants shall only be made if, as of each date of grant, the director (i) is not an employee of the Company or any subsidiary, and (ii) has served on the Board of Directors continuously since the commencement of his term.

          (e) A director may, upon the exercise of director stock options, request that the Company loan to him a sum equal to an amount which is not in excess of 100% of the exercise price of the shares so purchased, and the loan shall be made to the director, and shall be subject to the terms and conditions set forth in Section 6(d) of the Plan, except that "retirement" shall be as defined in the Company's policy for directors. No member of the Committee shall participate in the approval of loans to himself.

          (f) Director stock options, as grants to directors of the Company who are subject to Section 16(b) of the Exchange
     Act, shall automatically include Accelerated Rights as provided for in Subsection 7(b) of the Plan.

          (g) In the event that the number of shares of the Company's Class B Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares of the Company's Class B Stock available for grant under the Plan.

          (h) Except as expressly provided in this Section 16, director stock options shall be subject to the terms and conditions of Section 6 for nonqualified stock options and in accordance with the Plan.

     17. Definitions. Any terms or provisions used herein which are defined in Sections 83, 421, 422A or 425 of the Internal Revenue Code of 1986 or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time grants or options are made hereunder shall have the meanings as therein defined.

     18. Amendment of the Plan. The Plan may at any time be terminated, modified, or amended by a majority vote of the outstanding shares of the Company having general voting power or, to the extent authorized or permitted by applicable law, rule or regulation, by the Board of Directors of the Company or the Committee.

     19. Duration of the Plan. The Plan shall remain in effect until all shares subject to, or which may become subject to, the Plan shall have been conveyed pursuant to the provisions of the Plan.










                         SUPPLEMENTAL INFORMATION CONCERNING THE
                                 1990 STOCK INCENTIVE PLAN






                           FEDERAL INCOME TAX CONSEQUENCES


Incentive Stock Options

     Neither the grant nor the exercise of an incentive option will result in taxable income to the optionee. Provided that the disposition of stock acquired pursuant to the exercise of an incentive option occurs at least two years after the grant of the option and one year after the transfer of the shares upon exercise, the gain or loss realized on disposition would be treated as a long-term capital gain or loss. The gain or loss would be equal to the difference between the option price and the amount realized from the disposition.

     A "disqualifying disposition" occurs if stock acquired upon the exercise of an incentive option is disposed of before the expiration of either the one-year or two-year holding periods referred to above. Any amount received upon a disqualifying disposition generally will be taxable as ordinary income in the year of disposition to the extent that the lesser of (a) the fair market value of the shares on the date the option was exercised, or (b) the amount realized from such disposition, exceeds the option price.

     Any amount realized from a disqualifying disposition in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain, depending on the holding period of the shares. If the amount realized is less than the option price, the loss will be treated as long- or short-term capital loss, depending upon the holding period of the shares.

     No deduction will be allowed to the Company for federal income tax purposes upon the grant or exercise of an incentive option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income.

     While it is possible to pay the option price under an incentive option with previously acquired stock of the Company, it is not possible to do so by making a series of connected option exercises. Optionees are urged to consult their own tax advisors and the Company if they contemplate using stock to pay the exercise price.

     Since 1983, the excess of the fair market value of stock on the date of exercise of an incentive option over the option price has been an "item of tax preference." Items of tax preference will be taken into account for purposes of the alternative minimum tax. Beginning in 1987, this tax is imposed at the rate of 21% of the alternative minimum tax base and is payable to the extent that it exceeds the regular income tax. The alternative minimum tax base is generally equal to adjusted gross income, less certain itemized deductions, less an exemption amount, plus items of tax preference.

Nonqualified Stock Options

     No income will be recognized by an optionee at the time a nonqualified option is granted.

     The rules for recognizing income upon exercise of the option depend on whether the optionee is an "insider" (i.e., is subject to Section 16(b) of the Securities Exchange Act of 1934). In the case of a non-insider, ordinary income will be recognized by the optionee on the date he exercises a nonqualified stock option. The amount of income will be equal to the excess of the fair market value of the shares on the date of exercise over the option price. The holding period for capital gain and loss purposes will begin on the date of exercise.

     In the case of an insider, ordinary income will be recognized by the optionee on the first day on which a sale of the stock at a profit would not expose the optionee to Section 16(b) liability (the "date of taxation"). The amount of income will be equal to the excess of the fair market value of the shares on the date of taxation over the option price. The holding period for capital gain and loss purposes will begin on the date of taxation. An insider may elect to be taxed according to the rules applicable to non-insiders by filing an election with the Internal Revenue Service within 30 days from the date of exercise.

     The Company will be entitled to a deduction at the time that the optionee is required to recognize income from the option exercise. The deduction will be equal to the amount which is taxable to the optionee as ordinary income as a result of exercise.

     If the option price of a nonqualified stock option is paid by surrendering stock of the Company, the optionee will recognize no gain or loss on the shares that he surrenders to pay the option price (the "surrendered shares"). The shares that he receives upon exercise of the option in excess of the surrendered shares will be called the "additional shares." The optionee will recognize ordinary income upon the exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid toward the option price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The shares that the optionee receives upon exercise equal to the surrendered shares will have a basis and holding period equal to that of the surrendered shares.

Alternate Rights

     No income will be recognized by a recipient at the time a Stock Appreciation Right or Accelerated Right is granted. In the case of a non-insider, ordinary income will be recognized by the recipient on the date the non-insider exercises any such right. The amount of income will be equal to the sum of (a) the amount of cash received, and (b) the fair market value of the Company's stock received, determined as of the date of exercise. The holding period for capital gain and loss purposes will begin on the date of exercise.

     In the case of an insider, ordinary income attributable to stock received upon the exercise of a Stock Appreciation Right or Accelerated Right will be recognized on the first day on which a sale of the stock at a profit would not expose the recipient to
Section 16(b) liability (the "date of taxation"). The amount of income will be equal to the fair market value of the shares on the date of taxation. The holding period for capital gain and loss purposes will begin on the date of taxation. Any cash received by an insider upon exercise of a Stock Appreciation Right will be taxed as ordinary income upon receipt. An insider may elect to be taxed according to the rules applicable to non-insiders by filing an election with the Internal Revenue Service within 30 days from the date of exercise.

     The Company will be entitled to a deduction at the time that the optionee is required to recognize income. The deduction will be equal to the amount which is taxable as ordinary income as a result of the exercise.

     Cash received pursuant to the automatic payment on an Accelerated Right due to a change in control will be taxed as ordinary income on the date it is received.

Stock Awards

     No income will be recognized by a recipient at the time that a Restricted Stock award is made. Ordinary income will be recognized on the day when an unrestricted stock award is made or, as to Restricted Stock, when the conditions and restrictions set forth in the grant with respect to any shares of stock are fulfilled (the "date of taxation"). The amount of such income will be equal to the fair market value of the shares on the date of taxation. The holding period of the shares for capital gain and loss purposes will begin on the date of taxation.

     Dividend payments made with respect to a share of stock prior to the date of taxation will constitute ordinary compensation income.

     The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient of a stock award, including income resulting from dividend payments or from the fulfilling of the conditions and restrictions.

Subsequent Dispositions

     The basis of a share acquired pursuant to the exercise of a nonqualified option, Stock Appreciation Right, or Accelerated
Right, or pursuant to a stock award will be the amount included in ordinary income due to receipt of that share.

     When the recipient disposes of shares acquired pursuant to a nonqualified stock option, a Stock Appreciation Right, an Accelerated Right, or a stock award, any amount realized in excess of the basis of the shares will be treated as a long- or short-term capital gain, depending on the holding period of the shares. If the amount realized is less than the basis of the shares, the loss will be treated as long- or short-term capital loss, depending on the holding period of the shares.


                          STATE INCOME TAX CONSEQUENCES

New York State Income Tax Consequences

     The New York State income tax treatment of incentive and nonqualified stock options, Stock Appreciation Rights, Accelerated Rights and stock awards generally is the same for New York State residents as the federal income tax treatment. Ordinary income from the disqualifying disposition of incentive stock option stock, from the exercise of a nonqualified stock option, Stock Appreciation Right, or Accelerated Right, and from a stock award will be eligible for the 9% New York State maximum tax on personal service income. The item of tax preference arising from the exercise of an incentive stock option will be subject to the New York State minimum tax, and will also reduce, dollar for dollar, the income eligible for the 9% maximum tax.

Other State Income Taxes

     Participants in the Plan should consult their tax advisors concerning the applicability of any other state law which may impose income taxes in connection with Grants and Director Stock
Options under the Plan.


                      DESCRIPTION OF BAUSCH & LOMB
                        COMMON AND CLASS B STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, par value $.40 per share, 6,875,000 shares of Class B Stock, par value $.08 per share, 10,000 shares of 4% Cumulative Preferred Stock, par value $100 per share, and 25,000,000 shares of Class A Preferred Stock, par value $1 per share.

     The shares of Common Stock and of Class B Stock are equal in all respects except that the par value of the Common Stock is $.40 per share and the par value of the Class B Stock is $.08 per share, and except as otherwise specified in this paragraph. Shares of Class B Stock are issuable only under the Plan and the Company's 1975, 1982 and 1987 stock option plans. All such shares are subject to restrictions on transferability, as described in the plans. The Company's Common Stock is listed on the New York Stock Exchange, whereas the Class B Stock is not so listed.

     Subject to the prior payment, or declaration and setting apart for payment, of dividends on any 4% Cumulative Preferred Stock hereafter issued and to any preferred dividends to which Class A Preferred Stock hereafter issued may be entitled, the holders of the Common Stock and of the Class B Stock are entitled to receive (equally per share) such dividends as the Board of Directors may from time to time lawfully declare.

     The Certificate of Incorporation of the Company provides that, if any of its 4% Cumulative Preferred Stock is issued and outstanding, there shall be certain limitations upon the amount of dividends (other than stock dividends) which may be paid on any class of stock junior to such 4% Cumulative Preferred Stock (which would include both the Common Stock and the Class B Stock).

     The holders of Common Stock and of Class B Stock, voting together as a single class (except on such matters as to which they each may be required by law to vote separately as a class), possess the full and exclusive voting power for the election of directors and for all other purposes, except to the extent that Class A Preferred Stock hereafter issued may be granted voting rights, and subject to any rights of 4% Cumulative Preferred Stock hereafter issued to vote as to certain matters as described in the Company's Certificate of Incorporation. Each share of Common Stock and each share of Class B Stock is entitled to one vote. The shares of Common Stock and the shares of Class B Stock do not have cumulative voting rights.

     In the event that the Company is liquidated, dissolved or wound up, the holders of Common Stock and of Class B Stock are entitled to receive all assets available for distribution to shareholders, after there shall have been paid or set apart for the holders of any 4% Cumulative Preferred Stock and the holders of any Class A Preferred Stock the full preferential amounts to which they are entitled.

     The holders of Common Stock and the holders of Class B Stock have no pre-emptive rights. All such stock issued under the Plan will, when paid for in cash, be fully paid and non-assessable. Shares of Class B Stock, to the extent that they are pledged to secure loans by the Company, are considered not to be fully paid and to be assessable, but only to the extent of the amounts owed on the promissory notes secured thereby.

     Any amendments to or changes in the description of stock reported on documents filed by the Company pursuant to Sections
13 and 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of these materials are incorporated herein by reference.


           RESTRICTIONS ON REOFFER OR RESALE OF COMMON STOCK

     These materials may not be relied upon for reoffers or resales by "affiliates" of the Company of shares of the Company's Common Stock acquired by them in exchange for shares of Class B Stock. According to the definition set forth in Rule 405 under the Securities Act of 1933, an "affiliate" of the Company is "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company. Affiliates must effect such reoffers or resales either in accordance with Rule 144 under the Securities Act of 1933 or pursuant to a separate prospectus covering such reoffer or resale. Persons who are not affiliates of the Company generally are entitled to make such reoffers or resales without such restrictions.

     In addition, every person who is directly or indirectly the beneficial owner of more than 10% of the outstanding shares of the Company's Common Stock and every person who is a director or officer of the Company is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, which restrict the ability of such persons to sell and purchase or purchase and sell any equity security of the Company within any period of less than six months.



             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Bausch &
Lomb Incorporated (the "Company") with the Securities and
Exchange Commission, are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1989.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1990, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 since December 30, 1989.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference and to be a part of these materials from the date of filing of such documents.

     Upon request, the company will provide without charge to each person to whom a copy of these materials has been delivered a copy of any and all of the information that has been incorporated by reference herein, except exhibits, as well as any other document required to be delivered to participants in the Plan pursuant to Rule 42B(b) under the Securities Act of 1933. Requests should be directed to Robert B. Stiles, Senior Vice President and General Counsel, Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, New York 14604-2701 (telephone
(716) 338-6000).